                                                                   EXHIBIT 99.01


                        [LETTERHEAD OF ERNST AND YOUNG LLP]


                       Report of Independent Accountants

First USA Bank
Three Christina Centre
201 North Walnut Street
Wilmington, Delaware 19801
          and
The Bank of New York (Delaware)
c/o The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

                       First USA Credit Card Master Trust
                       ----------------------------------

We have examined management's assertion that First USA Bank (the Bank), a wholly owned subsidiary of First USA Financial, Inc., which is a wholly owned subsidiary of Banc One Corporation, complied with the covenants and conditions of Sections 2.06, 2.07, 3.01(b), 3.04(a) and (b), 3.05, 3.06(a) and (b), and
4.03, of the Pooling and Servicing Agreement dated as of September 1, 1992 (the Agreement), and the Sections noted in Attachment 1 for the respective Pooling and Servicing Agreement Supplements (the Supplements) related to each Credit Card Master Trust Series listed, as amended from time to time (together the Agreements), between First USA Bank and The Bank of New York (Delaware), as of June 30, 1997, and for the respective Compliance Periods listed in Attachment 1, included in the accompanying report by management titled, "Report of Management on Credit Card Trust Internal Control Policies and Procedures and Pooling and Servicing Agreement Compliance" (the Report). Management is responsible for the Bank's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of the Bank's compliance with specified requirements.

As discussed in the Report, management, providing its assertion on compliance, assumed the accuracy of the reports prepared by the Bank's third party credit card processor and did not extend its assessment to the relevant aspects of the Bank's compliance that are the

[LOGO APPEARS HERE]

responsibility of the third party credit card processor. Accordingly, and in accordance with Section 3.06(a) of the Agreement, our examination did not extend to those aspects of the Bank's compliance that are the responsibility of the third party credit card processor, and we do not express an opinion or any other form of assurance on those compliance aspects.

In our opinion, management's assertion that the Bank was in compliance with the covenants and conditions of the sections in the Agreement and the Supplements referred to above, as of June 30, 1997, and for the respective Compliance Periods listed in Attachment 1, is fairly stated, in all material respects.

This report is intended solely for the information and use of the board of directors and management of the Bank and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreement. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by the Bank and filed with the Securities and Exchange Commission on behalf of the First USA Credit Card Master Trust, and its distribution is not limited.

                                                           /s/ Ernst & Young LLP

September 12, 1997

                                  ATTACHMENT 1

                                                                  POOLING AND                                 COVENANTS
                                                              SERVICING AGREEMENT       COMPLIANCE               AND
      CREDIT CARD MASTER TRUST SERIES                           SUPPLEMENT DATE           PERIOD              CONDITIONS
----------------------------------------------------------------------------------------------------------------------------------
First USA Credit Card Master Trust Series 1992-1                     9/1/92           7/1/96 - 12/15/96           A
First USA Credit Card Master Trust Series 1993-1                     5/1/93            7/1/96 - 6/30/97           B
First USA Credit Card Master Trust Series 1993-2                    10/1/93           7/1/96 - 12/15/96           C
First USA Credit Card Master Trust Series 1993-3                    10/1/93            7/1/96 - 6/30/97           C
First USA Credit Card Master Trust Series 1994-3                     6/1/94            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1994-4                     6/1/94            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1994-5                    7/30/94            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1994-6                    7/30/94            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1994-7                    11/8/94            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1994-8                    11/8/94            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1995-1                     3/1/95            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1995-2                     3/1/95            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1995-3                    5/16/95            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1995-4                    9/14/95            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1995-5                    9/14/95            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1995-6                    12/7/95            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1996-1                     3/6/96            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1996-2                     6/4/96            7/1/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1996-4                     8/6/96            8/6/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1996-6                   11/13/96          11/13/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1996-8                   12/11/96          12/11/96 - 6/30/97           A
First USA Credit Card Master Trust Series 1997-1                     2/4/97            2/4/97 - 6/30/97           A
First USA Credit Card Master Trust Series 1997-2                     5/8/97            5/8/97 - 6/30/97           A
First USA Credit Card Master Trust Series 1997-3                    6/10/97           6/10/97 - 6/30/97           A
First USA Credit Card Master Trust Series 1997-4                    6/10/97           6/10/97 - 6/30/97           A

A - Pooling and Servicing Agreement Supplement Sections 4.09, 4.12, and 5.02 B - Pooling and Servicing Agreement Supplement Sections 4.08, 4.11, and 5.02 C - Pooling and Servicing Agreement Supplement Sections 4.8, 4.11, and 5.02

                    [LETTERHEAD OF ERNST AND YOUNG LLP]


                       Report of Independent Accountants

First USA Bank
Three Christina Centre
201 North Walnut Street
Wilmington, Delaware 19801
          and
The Bank of New York (Delaware)
c/o The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

                       First USA Credit Card Master Trust
                       ----------------------------------

We have examined management's assertion that First USA Bank (the Bank), a wholly owned subsidiary of First USA Financial, Inc., which is a wholly owned subsidiary of Banc One Corporation, maintained internal control policies and procedures over the functions performed as Servicer of the First USA Credit Card Master Trust (the Trust) that are effective, as of June 30, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement (the Agreement) dated as of September 1, 1992, and the Pooling and Servicing Agreement Supplements listed in Attachment 1, as amended from time to time, (together the Agreements), between the Bank as Transferor and Servicer, and The Bank of New York (Delaware), as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report of Management on Credit Card Trust Internal Control Policies and Procedures and Pooling and Servicing Agreement Compliance" (the Report).

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by the Bank as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

[LOGO APPEARS HERE]

As discussed in the Report, management, in providing its assertion on the internal control policies and procedures, assumed the accuracy of reports prepared by the Bank's third party credit card processor and did not extend its assessment to the internal control policies and procedures of the Bank's third party credit card processor. Accordingly, and in accordance with Section 3.06(a) and (b) of the Agreement, our examination did not extend to the internal control policies and procedures of the Bank's third party credit card processor, and we do not express an opinion or any other form of assurance on those internal control policies and procedures.

Because of inherent limitations in any internal control policies and procedures, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control policies and procedures over the functions performed by the Bank as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that the Bank maintained internal control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of June 30, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between the Bank as Transferor and Servicer and The Bank of New York (Delaware), as Trustee, on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the Report:

 . Policies and procedures provide reasonable assurance that funds collected are appropriately remitted to the Trustee in accordance with the Agreements.

 . Policies and procedures provide reasonable assurance that the addition of Accounts to the Trust are authorized in accordance with the Agreements.

 . Policies and procedures provide reasonable assurance that the removal of Accounts from the Trust are authorized in accordance with the Agreements.

 . Policies and procedures provide reasonable assurance that the Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

 . Policies and procedures provide reasonable assurance that daily Trust reports are prepared and contain all required information in accordance with the Agreements.

 . Policies and procedures provide reasonable assurance that monthly Trust reports generated in the form of "Exhibits" contain all required information per section 5.02 of the Agreements.

[LOGO APPEARS HERE]

  . Policies and procedures provide reasonable assurance that the Annual Servicer's Certificates are delivered to the Trustee in accordance with the Agreements.

  . Policies and procedures provide reasonable assurance that the amount of Investor Charge-Offs are calculated in accordance with the Agreements.

  . Policies and procedures provide reasonable assurance that the payments to Certificateholders are made by the Trustee in accordance with the Agreements.

This report is intended solely for the information and use of the board of directors and management of the Bank and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information, as specified in the Agreement. However, this report is a matter of public record, as a result of being included as an exhibit to the annual report on Form 10-K prepared by the Bank and filed with the Securities and Exchange Commission on behalf of the First USA Credit Card Master Trust and its distribution is not limited.

                                                           /s/ Ernst & Young LLP

September 12, 1997

                                  ATTACHMENT 1

                                                                                       POOLING AND
                                                                                    SERVICING AGREEMENT
      CREDIT CARD MASTER TRUST SERIES                                                 SUPPLEMENT DATE
------------------------------------------------------------------------------------------------------------------------------------

First USA Credit Card Master Trust Series 1993-1                                         5/1/93
First USA Credit Card Master Trust Series 1993-3                                        10/1/93
First USA Credit Card Master Trust Series 1994-3                                         6/1/94
First USA Credit Card Master Trust Series 1994-4                                         6/1/94
First USA Credit Card Master Trust Series 1994-5                                        7/30/94
First USA Credit Card Master Trust Series 1994-6                                        7/30/94
First USA Credit Card Master Trust Series 1994-7                                        11/8/94
First USA Credit Card Master Trust Series 1994-8                                        11/8/94
First USA Credit Card Master Trust Series 1995-1                                         3/1/95
First USA Credit Card Master Trust Series 1995-2                                         3/1/95
First USA Credit Card Master Trust Series 1995-3                                        5/16/95
First USA Credit Card Master Trust Series 1995-4                                        9/14/95
First USA Credit Card Master Trust Series 1995-5                                        9/14/95
First USA Credit Card Master Trust Series 1995-6                                        12/7/95
First USA Credit Card Master Trust Series 1996-1                                         3/6/96
First USA Credit Card Master Trust Series 1996-2                                         6/4/96
First USA Credit Card Master Trust Series 1996-4                                         8/6/96
First USA Credit Card Master Trust Series 1996-6                                       11/13/96
First USA Credit Card Master Trust Series 1996-8                                       12/11/96
First USA Credit Card Master Trust Series 1997-1                                         2/4/97
First USA Credit Card Master Trust Series 1997-2                                         5/8/97
First USA Credit Card Master Trust Series 1997-3                                        6/10/97
First USA Credit Card Master Trust Series 1997-4                                        6/10/97